UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

AMERICAN NATIONAL INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Texas	001-34280	74-0484030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Moody Plaza Galveston, Texas 77550-7999

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (409) 763-4661

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2012, G. Richard Ferdinandtsen, President and Chief Operating Officer of American National Insurance Company (the “Company”), notified the Company’s Nominating Committee that he intended to retire from the Company’s Board of Directors and, therefore, did not intend to stand for reelection at the Annual Meeting of Stockholders to be held April 27, 2012 (the “Annual Meeting”). The next day, at the Company’s regular meeting of the Board of Directors, Mr. Ferdinandtsen announced his intention to resign as President and Chief Operating Officer effective May 1, 2012. Following Mr. Ferdinandtsen’s announcement, the Board elected him as an advisory director, effective immediately following the Annual Meeting. The Board also expressed its desire to benefit from Mr. Ferdinandtsen’s years of insurance industry experience and intimate knowledge of Company business by employing him as Vice Chairman of the Board. It is expected that the material arrangements regarding such continuing employment will be finalized at the regular meeting of the Board on April 27th and reported by an amendment to this current report shortly thereafter. The change in Mr. Ferdinandtsen’s relationship with the Company reported above is not the result of any disagreements with the Company on any matter relating to its operations, policies or practices.

Also on February 22, 2012, the Nominating Committee of the Board of Directors recommended the nomination of James E. Pozzi, 61, to fill Mr. Ferdinandtsen’s position on the Board of Directors. Mr. Pozzi has served as Senior Executive Vice President and Chief Administrative Officer of the Company since 2008 and has been an officer of the Company for 36 years. On February 23, 2012, the Board of Directors accepted the Nominating Committee’s recommendation and nominated Mr. Pozzi to the slate of directors to be considered at the Annual Meeting.

Based upon discussions at the February 23rd meeting, the Board expects to elect Mr. Pozzi as President of the Company at the regular meeting of the Board of Directors following the Annual Meeting, assuming that he is elected as director at the Annual Meeting. Any such appointment of Mr. Pozzi as President, including any associated material modifications to Mr. Pozzi’s compensation arrangements, will be reported by an amendment to this current report on Form 8-K when determined. Other than as disclosed in this current report, there are no arrangements or understandings between Mr. Pozzi and any other person pursuant to which Mr. Pozzi was nominated as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN NATIONAL INSURANCE COMPANY.

By:	/s/ John J. Dunn, Jr.
Name: John J. Dunn, Jr.
Title: Executive Vice President and Corporate Chief Financial Officer

Date: February 23, 2012